   As filed with the Securities and Exchange Commission on February 20, 1997

                                                Registration No.
                                                                 --------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                    Visitors Services International Corp.
-------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                      Florida                                                                  59-2773602
-------------------------------------------------------------------------------------------------------------------------
(State or other jurisdiction of incorporation or organization)                    (I.R.S. Employer Identification No.)

100 Second Avenue South, Suite 1000, St. Petersburg, Florida                                                       33701
-------------------------------------------------------------------------------------------------------------------------
(Address of Principal Executive Offices)                                                                       (Zip Code)



                 Visitors Services, Inc. Employee Benefit and
                    Consulting Services Compensation Plan
-------------------------------------------------------------------------------
                           (Full title of the plan)


            Robert P. Gordon, 100 Second Avenue South, Suite 1000,
                        St. Petersburg, Florida 33701
-------------------------------------------------------------------------------
                   (Name and address of agent for service)

                                (813) 895-4410
-------------------------------------------------------------------------------
        (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                  Proposed maximum       Proposed maximum
    Title of securities       Amount to be         offering price       aggregate offering        Amount of
     to be registered          registered             per share               price           registration fee(1)
------------------------------------------------------------------------------------------------------------------
       Common Stock,           5,000,000               $2.9375            $14,687,500.00          $4,450.76
     $.0001 Par Value (2)
------------------------------------------------------------------------------------------------------------------
          TOTALS               5,000,000                                  $14,687,500.00          $4,450.76
------------------------------------------------------------------------------------------------------------------

(1) The fee with respect to these shares has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of Regulation C under the Securities Act of 1933, as amended, and based upon the average of the bid and asked price per share of the Registrant's common stock on a date within five (5) days prior to the date of filing of this Registration Statement, as reported on the National Association of Securities Dealers, Inc.'s Electronic Bulletin Board.

(2) To be issued, at the sole discretion of the Registrant, as Direct Shares, or Shares underlying options granted to and to be granted, under the Visitors Services, Inc. (the Registrant's subsidiary) Employee Benefit and Consulting Services Compensation Plan, adopted and assumed by the Registrant on November 18, 1996.

    The Exhibit Index begins on page 22 of the sequentially numbered copy of this Registration Statement that has 35 total pages.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS


         The document(s) containing the information concerning the employee benefit plan of the Registrant's subsidiary, Visitors Services, Inc., entitled Visitors Services, Inc. Employee Benefit and Consulting Services Compensation Plan, adopted and assumed by the Registrant on November 18, 1996 (the "Plan"), required by Item 1 of Form S-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of
Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. Visitors Services International Corp., a Florida corporation (the "Registrant" or the "Company"), shall maintain a file of such documents in accordance with the provisions of Rule
428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The content of the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996, Quarterly Report on Form 10-QSB for the quarterly period ended December 31, 1996, and Current Reports on Form 8-K dated September 30, 1996, October 15, 1996, and October 17, 1996, are incorporated by reference into this Registration Statement. All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this Registration Statement, other than certain exhibits to such documents.
Requests for such copies shall be directed to Shareholder Relations, Visitors Services International Corp., 100 Second Avenue South, Suite 1000, St. Petersburg, Florida 33701 (telephone: 813-895-4410).

ITEM 4. DESCRIPTION OF SECURITIES.

         COMMON STOCK.

         The authorized capital of the Company consists of 100,000,000 shares of Common Stock, $.0001 par value per share. The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company and entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Common shareholders do not have pre-emptive, subscription or conversion rights. There are no redemption provisions in the Company's Articles of Incorporation. Common shareholders are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of the shareholders. All shares of Common Stock to be issued in this offering, when paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable.

         The Company's bylaws permit the holders of the minimum number of shares necessary to take action at a meeting of shareholders (normally a majority of the outstanding shares) to take action by written consent without a meeting, provided notice is given within ten days to all other shareholders.

         The holders of shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares can elect all of the directors of the Company.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The law firm of Futro & Associates, P.C. (the "Firm"), has acted as special securities counsel to the Registrant and certain of the Selling Security Holders, and has given its opinion as to the validity of the issuance of the securities being registered hereunder. The Firm, or certain of its employees, was granted stock options under the Visitors Services International Corp. Employee Benefit and Consulting Services Compensation Plan, effective as of October 3, 1996, and, upon exercise received shares of Common Stock of the Registrant in lieu of payment for past legal services. The shares underlying the grant of option issuable thereto were registered with the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 16, 1996 (File No. 333-14271). In addition, the Firm was granted stock options under the Registrant's subsidiary, Visitors Services, Inc., Employee Benefit and Consulting Services Compensation Plan, adopted and assumed by the Registrant on November 18, 1996. The shares underlying such grant of option are being registered herewith. As of the date of this Prospectus, the Firm has not exercised any of those options. The Firm, or certain of its employees, may, in the future, receive shares of Common Stock in lieu of payment for legal services. The Firm, or certain of its employees, would therefor be deemed to have a "substantial interest" in excess of $50,000 in the Registrant as of the date of the opinion through the date of effectiveness of the registration statement within the meaning of Rule 509 of Regulation S-K of the Securities Act of 1933, as amended. (See, further, Reoffer Prospectus included herein, "INTERESTS OF NAMED EXPERTS AND COUNSEL".)

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0831 of the Florida Business Corporations Act provides which eliminates or limits the personal liability of a director to the corporation or any other person for monetary damages for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes: (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (3) a circumstance under which the liability provisions of Section 607.0834 are applicable; (4) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (5) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

ITEM 8. EXHIBITS.

     Exhibit Number           Description
     --------------           -----------
          2.1                 Agreement and Plan of Reorganization between Dynasty Capital Corporation and Visitors
                              Services, Inc., dated September 26, 1996. (2)

          4.1                 The Company's Articles of Incorporation and Bylaws define the rights of holders of the equity securities being registered. (3)

          5.1                 Opinion of Counsel, Futro & Associates, P.C. (1)

          10.2                Visitors Services, Inc. Employee Benefit and Consulting Services Compensation Plan,
                              adopted and assumed by the Registrant on November 18, 1996. (1)

          23.2                Consent of Counsel, Futro & Associates, P.C. (4)

          23.3                Consent of Schumacher & Associates, Inc., Certified Public Accountants. (1)

          23.4                Consent of Joseph F. Morgan, Certified Public Accountant. (1)

--------------------------

(1)      Filed herewith.
(2) Incorporated by reference to Exhibit 2.1 to the Company's Form 8-K filed on September 30, 1996.
(3) Incorporated by reference to Exhibits 3, 3.1, and 3.2 to the Company's Form 8-K dated and filed on October 15, 1996, and Exhibit 3.3 to Form 8-K dated October 17, 1996 and filed on October 23, 1996.
(4)      Included in Exhibit 5.1 filed herewith.

ITEM 9. UNDERTAKINGS.

         The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona tide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               REOFFER PROSPECTUS PREPARED IN ACCORDANCE WITH THE
                       REQUIREMENTS OF PART I OF FORM S-3

                               (BEGINS NEXT PAGE)

                      DOCUMENTS INCORPORATED BY REFERENCE

         The following documents are incorporated into this reoffer prospectus by reference and made a part hereof: (i) Contents of the Company's Initial Registration Statement on Form S-8, being filed with the Securities and Exchange Commission concurrently herewith, of which this reoffer prospectus is a part; (ii) the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996, and the consolidated financial statements and schedules of the Company included therein, audited by Schumacher & Associates, Inc., Certified Public Accountants, as set forth in their report with respect thereto; and (iii) the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1996.

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this post-effective amendment and prior to the filing of any other post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this post-effective amendment by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in the Initial Registration Statement, in a supplement to the Initial Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Initial Registration Statement and this reoffer prospectus to the extent that a statement contained herein or in any subsequently filed supplement to the Initial Registration Statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Initial Registration Statement and this reoffer prospectus.

                                    EXHIBITS

   Exhibit No.              Description
   -----------              -----------
       2.1                  Agreement and Plan of Reorganization between Dynasty Capital Corporation and Visitors
                            Services, Inc., dated September 26, 1996. (2)

       4.1                  The Company's Articles of Incorporation and Bylaws define the rights of holders of the equity securities being registered. (3)

       5.1                  Opinion of Counsel, Futro & Associates, P.C. (not required with respect to reoffered securities).

       10.2                 Visitors Services, Inc. Employee Benefit and Consulting Services Compensation Plan, adopted and assumed by the Registrant on November 18, 1996. (1)

       23.2                 Consent of Counsel, Futro & Associates, P.C. (4)

       23.3                 Consent of Schumacher & Associates, Inc., Certified Public Accountants. (1)

       23.4                 Consent of Joseph F. Morgan, Certified Public Accountant. (1)


--------------------------

(1)      Filed herewith.
(2) Incorporated by reference to Exhibit 2.1 to the Company's Form 8-K filed on September 30, 1996.
(3) Incorporated by reference to Exhibits 3, 3.1, and 3.2 to the Company's Form 8-K dated and filed on October 15, 1996, and Exhibit 3.3 to Form 8-K dated October 17, 1996 and filed on October 23, 1996.
(4) Included in Exhibit 5.1 to the Registrant's Registration Statement on Form S-8 filed herewith.


REOFFER PROSPECTUS                    (i)

                     VISITORS SERVICES INTERNATIONAL CORP.

                             UP TO 1,816,750 SHARES
                         COMMON STOCK, $.0001 PAR VALUE


    All of the shares of Common Stock offered hereby are being sold by the Selling Security Holders, each of whom are deemed to be affiliates of the Company. The shares of Common Stock being registered hereunder for reoffer and resale are defined as control securities and may be reoffered and resold on a continuous or delayed basis in the future. See "Selling Security Holders." The Company will not receive any of the proceeds from the sale of shares by the Selling Security Holders. The Company is required to file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934. The Company's Common Stock is traded on the Electronic Bulletin Board of the National Association of Securities Dealers, Inc. under the trading symbol "VSIC." On February 18, 1997, the closing bid and asked price was $2.50 and $3.375 per share.

    SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE
                                 CONSIDERED
         BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.


                              -----------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





               THE DATE OF THIS PROSPECTUS IS FEBRUARY 18, 1997.
REOFFER PROSPECTUS                    1

                 AVAILABLE INFORMATION AND CERTAIN DEFINITIONS

         The Company is a reporting company subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities, maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Company has filed with the Securities and Exchange Commission, 450 5th Street, N.W., Washington, D.C. 20549, a registration statement on Form S-8 (herein, together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended, regarding the shares of the Company offered. This Prospectus, filed as part of the Registration Statement, omits certain information regarding the Company and the securities offered. Reference is made to the Registration Statement and the Exhibits filed therewith, which may be obtained from the principal office of the Securities and Exchange Commission at 450 Fifth Street N.W., Judiciary Plaza, Washington, D.C. 20549 upon request and payment of the prescribed fee.

         All references herein to the "Company" include Visitors Services International Corp. and its subsidiaries, Visitors Services, Inc. and American International Travel Agency, Inc.


                       DISCLOSURE OF COMMISSION POSITION
               ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will governed by the final adjudication of such issue.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are incorporated into this prospectus by reference and made a part hereof:

                 (i) Contents of the Company's Initial Registration Statement on Form S-8, being filed with the Securities and Exchange Commission concurrently herewith, of which this reoffer prospectus is a part;
         (ii) the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996, and the consolidated financial statements and schedules of the Company included therein, audited by Schumacher & Associates, Inc., Certified Public Accountants, as set forth in their report with respect thereto; and (iii) the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1996.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporate by reference into this Prospectus and to be a part hereof from the date of filing of such





REOFFER PROSPECTUS                     2
documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference herein (other than exhibits and schedules to such documents, unless such exhibits or schedules are specifically incorporated by reference in such documents). Requests should be directed to Visitors Services International Corp., Shareholder Relations Department, 100 Second Avenue South, Suite 1000, St. Petersburg, Florida 33701, and at (813) 895-4410.




                               TABLE OF CONTENTS

         AVAILABLE INFORMATION AND CERTAIN DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         SELLING SECURITY HOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         INTERESTS OF NAMED EXPERTS AND COUNSEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12





REOFFER PROSPECTUS                     3

                               PROSPECTUS SUMMARY

         The following summary information should be read in conjunction with, and is qualified in its entirety by, the detailed information and financial statements and related notes thereto appearing either elsewhere in this Prospectus or included in the Annual Report on Form 10-KSB and subsequent Quarterly Reports on Form 10-QSB, which are incorporated herein by reference. Unless otherwise indicated, all references in this Prospectus to the "Company" refer to Visitors Services International Corp. and its subsidiaries, Visitors Services, Inc. and American International Travel Agency, Inc.

THE COMPANY

         History of the Company

         Visitors Services International Corp., formerly Dynasty Capital Corporation (the "Registrant", the "Company" or "VSIC") was a development stage enterprise formed under the laws of the State of Florida to evaluate, structure and complete a business combination in the form of a merger with, or acquisition of, prospects consisting of private companies, partnerships or sole proprietorships. The Registrant had no business operations and no intention of engaging in an active business prior to a business combination with another enterprise.

         The Registrant's past activities were limited to organizational matters and the Registrant entered into letters of intent with two private business entities, neither of which resulted in the completion of a business combination. The Registrant sold 2,500,000 units of $.0001 par value Common Stock ("Common Stock") at $.02 per unit, for total proceeds of $50,000 in a public offering which closed on June 8, 1987. The Company was formed for the purpose of seeking potential business opportunities in the form of the acquisition of an existing business that has profit potential.

         Acquisition of Visitors Services, Inc.

         On September 26, 1996, Registrant executed an Agreement and Plan of Reorganization ("Agreement") with Visitors Services, Inc. ("VSI"), and certain Stockholders of VSI, pursuant to which a minimum of 80% of the issued and outstanding shares of VSI were to be exchanged on a one share for one share basis for shares of restricted stock of the Registrant, after the Registrant effect a 14.4 to 1 reverse stock split of the shares outstanding before the date of the Agreement from 10,801,000 shares down to 750,093 shares (in lieu of any fractional shares created as a result of the reverse stock split, each holder of a fractional share was issued one additional whole share). The Closing Date of the Agreement was September 27, 1996, when the Registrant's reverse stock split was effected and certain Stockholders of VSI holding at least 80% of the outstanding shares of VSI executed the Agreement. The "Exchange Offer" has been extended to the remaining shareholders of VSI, who have, as extended, until January 20, 1997, to accept the offer. The offering is being made in accordance with Rule 506 of Regulation D of the Securities Act of 1933, as amended, or such other appropriate and available exemption(s). By virtue of the reorganization, VSI becomes a subsidiary of the Registrant.

         Pursuant to the Agreement and Plan of Reorganization, on the Closing Date the Registrant's Officers and Directors resigned and designees of VSI were appointed to the vacated positions. Earnest Mathis resigned as President, Treasurer and a Director; and Gary J. McAdam resigned as Vice President, Secretary and a Director. Robert P. Gordon, Paul W. Henry and Steve McLean were appointed Officers and Directors. Mr. Gordon, by virtue of the transaction, became a controlling shareholder of the Registrant.

         Acquisition of American International Travel Agency, Inc.

         On December 6, 1996, VSI entered into a Stock Purchase Agreement (the "SPA") with Phoenix Information Systems Corp. ("Phoenix") to acquire all the capital stock of American International Travel Agency, Inc. ("American") from Phoenix in exchange for 31,579 shares of Common Stock of Phoenix owned by VSI. This transaction was closed on December 6, 1996, subject to certain rescission rights described below. The consideration paid was based upon arms-length negotiations between VSI and Phoenix and a fair market evaluation. Management





REOFFER PROSPECTUS                     4
believes entering into this SPA will provide the following benefits to VSI:
(i) access to the major travel agency computerized reservation systems world-wide, and (ii) the ability to issue airline tickets.

         The assets of American both before and after the signed SPA will continue to be used as a retail travel agency located in Clearwater, Florida.

         American was incorporated in 1977 in the State of Florida to provide retail leisure travel services. Since that time and have expanded the customer base to include commercial travel services. American represents all airlines, tour operators and cruise and rail lines on a commission basis.

         During the three fiscal years ending June 30, 1994, March 31, 1995 and March 31, 1996, American had total revenues of $314,573, $142,753 and $405,662, respectively and net loss of $7,886 in 1994, net loss of $71,972 in 1995, and net income of $31,076 in 1996.

         The SPA states that the transaction is conditioned upon the subsequent consent of the Airlines Reporting Corporation ("ARC"). VSI and Phoenix have agreed that if the ARC does not consent to the change in ownership contemplated in the SPA, the SPA will unwind and terminate as if the transaction was never entered into by either party.


DESCRIPTION OF SECURITIES TO BE REGISTERED

         The Company's Articles of Incorporation and Bylaws define the rights of holders of the Common Stock being registered, which are included as Exhibits 3, 3.1, and 3.2 to the Company's Form 8-K dated and filed on October 15, 1996, and Exhibit 3.3 to Form 8-K dated October 17, 1996 and filed on October 23, 1996. The securities to be registered hereunder for reoffer and resale by the Selling Security Holders are of the same class. The Selling Security Holders have or will acquire the shares of Common Stock pursuant to Registrant's subsidiary, Visitors Services, Inc., employee's and consultant's benefit plan, entitled "Visitors Services, Inc. Employee Benefit and Consulting Services Compensation Plan," as may be amended from time to time (the "Plan"). The shares to be issued pursuant to the Plan and the shares underlying any grant of option thereunder are being registered simultaneously herewith with the Securities and Exchange Commission under its initial registration statement on Form S-8, of which this prospectus is a part.

THE OFFERING

         Common Stock offered by the Selling Security Holders       1,816,750

         Shares of Common Stock Outstanding
                 Before the Offering                                21,668,330
                 After the Offering                                 23,485,080

         Use of Proceeds                                            The Company will not receive any proceeds from the
                                                                    sale of shares by the Selling Security Holders

         Electronic Bulletin Board Symbol                           VSIC





REOFFER PROSPECTUS                     5

                                  RISK FACTORS

         The Company's securities involves a high degree of risk, including, but not limited to, the factors described below. An investment in the Company's securities should be made only by persons who can afford a loss of their entire investment. Investors should consider carefully the following risk factors inherent in and affecting the business of the Company.

         1. New Business - No Assurance of Profitability. The Company and its subsidiary, Visitors Services, Inc. ("VSI") have limited operating histories in the business of providing automated reservations and information services specifically designed to support the special needs of one or more "Convention & Visitors Bureaus" ("CVB's"). Potential investors should be aware of the difficulties encountered by a new enterprise, especially in view of the intense competition from existing and more established businesses which are also seeking to create profitable business opportunities. Since the business of the Company is new, there is little upon which to base an assumption that the Company's plans will either materialize or prove successful, and, accordingly, there can be no assurance of whether or when operations will become profitable.

         2. Limited Working Capital; Financial Instability. For the fiscal years ended September 30, 1996, and 1995, the Company sustained a net loss of approximately $3,859,117 and $1,301,293, respectively. These losses may continue for a presently undetermined time. As of September 30, 1996, the Company had stockholders' equity (deficit) of $(184,079), losses that have accumulated through September 30, 1996 of $5,861,742 and working capital (deficit) of $(1,406,262).

         Various factors affecting the Company's operations may raise substantial doubt as to the Company's ability to continue as a going concern. There can be no assurance that the Company will be able to continue as a going concern or achieve sustainable revenues or profitable operations.

         3. Additional Funding Required - Need for Subsequent Private Placements. The Company's business will require substantial investment on a continuing basis to finance capital expenditures and related expenses in pursuit of its business plan. Furthermore, there is no assurance that the Company will be able to generate additional capital on a timely basis and on satisfactory terms and conditions to meet its future financing needs or to expand into additional markets. In connection with the further development of the Company's business, the Company anticipates that it will need to raise additional funds through subsequent private placements which will be exempt from registration. Any such additional private placements will not require prior shareholder approval, and may be equity offerings of common stock or preferred stock convertible into common stock, or debt offerings of notes or debentures convertible into common stock. Any subsequent private placement of equity securities (i.e., stock) or debt securities convertible into common stock would have the effect of immediately diluting the interest of the then existing shareholders of the Company. Furthermore, the Company may also grant registration rights to investors in subsequent private placements, if any.

         4. Dependence Upon CVB's Under Contract. No assurances can be given that the Company and the CVB's under contract will each fulfill its commitments under the Reservation and Services Agreements and, if not fulfilled, such failure may be expected to have a material adverse effect on the Company's operations. No assurances can be given that the Company will be successful in obtaining contracts with other CVB's and/or similar tourist development organizations, or that its operations will be profitable.

         Once a contract with a CVB (or similar tourist development organization) is obtained, the Company then will attempt to sign up the attractions and events as well as the hotels, inns, condominiums and apartments within the area covered by the CVB to participate in the reservation system, and further to obtain a sufficient inventory of rooms to meet the needs of prospective visitors who call the 800 number in search of accommodations. While the Company will attempt to obtain sufficient inventories of rooms in the larger CVB's, the Company can offer no assurance that new CVB's will be able to provide sufficient inventories to enable VSI to operate profitably.

         The Company is heavily dependent on CVB advertising of its 800 reservations and information number. Without an adequate advertising budget and an effective advertising campaign, there will not be enough calls to the





REOFFER PROSPECTUS                     6

800 number to cover both the cost of the incoming telephone calls and the overhead required to operate the VSI centralized service center.

         The Company's objective is not to book all (or even most of) the available hotel or other rooms in the area served by the CVB, but rather to act as a centralized reservations service for excess room inventory that might not otherwise be booked. For the Company to succeed, it must book a sufficient number of these rooms to cover its cost of operations. No assurances can be given that the Company's operations will be profitable and that the Company will be able to successfully compete in its operations.

         5. Risks of Business Acquisitions. Should the Company choose to develop or expand its business through one or more business acquisitions, any such acquisitions would be expected to be made generally in development stage operations. Such businesses may have little or no operating history, may be at an early stage of business development, may have a history of operating losses (or show substantial variations in operating results from period to period) or may otherwise be experiencing operating, managerial or financial difficulties. Although such investments may offer the opportunity for significant gains, such investments involve a significantly higher degree of business and financial risk than established businesses and could result in substantial losses. Development stage businesses may require infusions of capital or intensive management oversight beyond the financial and/or managerial resources of the Company to support expansion, achieve or maintain a competitive position or otherwise attain a stage of maturity at which the Company could consider their profitable disposition. As a result, the Company might experience a prolonged period of operating losses with respect to certain businesses or be forced to dispose of such businesses at a loss. Alternatively, the Company might have to divert funds or managerial resources which would otherwise be devoted to successful operations to mitigate losses in unprofitable ventures. The timing and the availability of such resources might be critical to the survival of such enterprises and any delay could substantially increase the potential for loss. In addition, such businesses may face intense competition, including competition from companies with greater financial and other resources. Additionally, acquisitions involve a number of special risks, including the diversion of the Management's attention, assimilation of the operations and personnel of the acquired companies, operating in new geographic markets, loss of key employees, the difficulty of presenting a unified image, assimilation of the operations and/or companies of acquired companies that take longer than initially anticipated, failure to realize certain economies of scale that might otherwise have been anticipated or achieved, difficulty in consolidating operating facilities, interruption of business and revenues and possible significant expenses incurred resulting from the acquisition, all of which may adversely affect financial results. There can be no assurance that these same problems will not confront the Company in connection with any future acquisitions or expansion undertaken by it.

         6. Dependence Upon Software License and Software Maintenance Agreement with Phoenix Information Systems Corp. ("Phoenix"). Pursuant to a Software License and Software Maintenance Agreement between Phoenix and VSI (the "Software Licensing Agreement"), VSI has obtained licensing rights from Phoenix, an affiliated entity controlled by Robert P. Gordon, Chairman of VSIC, to use Phoenix's recently developed hotel reservation system to support the automated information and reservations needs of the CVB's under contract.

         VSI is dependent upon the Software Licensing Agreement for its operations. In the event Phoenix would be unable to fulfill its obligations under such agreement, which obligations include without limitation, certain maintenance requirements, VSI's operations would likely be materially adversely affected. Similarly, in the event VSI would be unable to fulfill its obligations under such agreement, this may lead to the termination of the Software Licensing Agreement and would likely materially adversely affect VSI's operations.

         7. Technological Obsolescence. The computer software field is characterized by rapid technological developments and advances, particularly in the travel industry. Although the Company believes that its hotel reservation system is expected to be technically and economically competitive and it is anticipated that it will not become obsolete for the foreseeable future, it is possible that intervening development of new technology and/or new systems could render all or part of the Company's Phoenix-Hotel System virtually obsolete at any time.

         8. Conflicts of Interest. Robert P. Gordon and Paul W. Henry are full-time employees, executive officers and/or directors of Phoenix and its subsidiaries. In addition, Robert P. Gordon is the owner of Harvest





REOFFER PROSPECTUS                     7

International of America, Inc. Robert P. Gordon has represented to Phoenix and its shareholders that he will not directly or indirectly enter into other travel business activities in competition with Phoenix unless first presenting the corporate opportunity to Phoenix to avoid possible conflicts of interest. In June 1993, Mr. Gordon presented Phoenix's then disinterested Board of Directors consisting of Robert Baranek and Paul Henry the opportunity for Phoenix to acquire VSI and such proposal was rejected by such disinterested directors. Possible conflicts of interest may arise in the future in connection with the performance of the duties of the Company's officers and/or directors. Such potential conflicts of interest may include, among other things, time, effort and corporate opportunity. As no policy has been established by the Company for the resolution of any such conflicts, the Company may be adversely affected should such persons choose to place their other business interests before that of the Company.

         9. Non-Exclusivity of Officers and Directors. Several of the Company's Officers and Directors are engaged in other activities and endeavors, and thus devote less than full time to the Company's activities. Furthermore, the Officers and Directors reserve the right to engage in other activities that may compete with the Company, including investing in or serving as officers or directors of other entities having similar objectives. Because the Directors may engage in operations independent of the Company, their activities may conflict with those of the Company. In dealing with any potential conflicts which may arise as a result of their outside activities, the Officers and Directors will attempt to conduct themselves in accordance with their fiduciary obligations to the Company.

         10. Competition. Companies with greater financial resources and experience could acquire or develop the necessary reservations software and then obtain contracts with one or more CVB's and enter into competition with the Company. Furthermore, the Company faces competition from those that are now booking accommodations, including, but not limited to: the hotels, inns, and condominium and apartment owners themselves and their appointed sales agents; as well as travel agents and tour operators who book accommodations directly and not through the CVB's 800 number. In fact, the Company's objective is not to book all (or even most of) the available hotel or other rooms in the area served by the CVB, but rather to act as a centralized reservations service for excess room inventory that might not otherwise be booked. For the Company to succeed, it must book a sufficient number of these rooms to cover its cost of operations. No assurances can be given that the Company's operations will be profitable and that the Company will be able to successfully compete in its operations.

         11. Control by Officers, Directors and Principal Stockholders. The Company's current officers and directors beneficially own a majority of the outstanding Common Stock. Since the Company's Certificate of Incorporation does not provide for cumulative voting, the holders of more than 50% of the outstanding shares can elect all of the directors if they choose to do so, in which event the holders of the remaining shares cannot elect any directors. Accordingly, these persons, individually and as a group, will be able to effectively control the Company and direct its affairs and business, including any determination with respect to the acquisition or disposition of assets by the Company, future issuances of Common Stock or other securities by the Company, declaration of dividends on the Common Stock, and the election of directors. Such concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control of the Company.

         12. Copyrights and Trademarks. Phoenix applied for federal registration of the trademark "Phoenix-Hotel", which is the hotel reservation system licensed to VSI with the United States Patent and Trademark office. Although such trademark has been granted, no assurances can be given that such trademark for Phoenix-Hotel will enhance VSI's rights to use such trademark and stop others from infringing upon such trademark.

         Phoenix does have registered copyright protection for its hotel software programs. However, copyright protection affords only limited practical protection against duplication of the media embodying the programs. Although such copyright has been granted by the United States Copyright Office, no assurances can be given that such copyright will afford Phoenix or VSI as licensee any practical protection.

         13. Indemnification and Limitation of Directors' Liability. The Company's By-Laws provide that the Company shall indemnify in the manner and to the extent permitted by law, any person (or that person's testator or intestate successor) made or threatened to be made a party to any action or proceeding, whether domestic or foreign, civil or criminal, judicial or administrative, or federal or state, by reason of the fact that the person was a director or





REOFFER PROSPECTUS                     8
officer of the Corporation or served any other corporation in any capacity at the request of the Corporation, in the manner and to the extent permitted by law. Further, the Company has entered into an agreement with three of its executive officers and may enter into agreements with its other officers and directors to indemnify and hold such persons harmless, to the maximum extent permitted by law, if it all, in the event any claims or legal actions are brought against such person arising out of his acts or decisions done or made in the authorized scope of such person's employment or position with the Company.

         The Company currently does not have officer and director liability insurance and no assurances can be given that such insurance will be obtained by the Company due to the expensive cost of such coverage or, if applied for, that the Company will qualify for such insurance.

         The General Corporation Law of Florida eliminates the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty of loyalty and care as a director, unless:
(a) the director breached or failed to perform his duties as a director; and
(b) the directors breach of, or failure to perform, those duties constitutes:
(i) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director derived an improper person benefit, either directly or indirectly; (iii) a circumstance under which a director votes for or assents to an unlawful distribution; (iv) in a proceeding by or in the right of the corporation to procure a judgment in its favor or in the right of a shareholder, conscious disregard for the best interests of the Company, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the Company or a shareholder with, recklessness or an act of omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

         The Company has been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Laws, that such provisions are against public policy as expressed in the Securities Laws and are therefore unenforceable.

         14. Preferred Stock. The Company's Articles of Incorporation authorize 10,000,000 shares of Preferred Stock, $.001 par value. None are issued to date. The Preferred Stock may be issued in a series from time to time with such designation, rights, preferences and limitations as the Board of Directors of the Company may determine by resolution. In addition, such Preferred Stock could have other rights, including voting and economic rights senior to the Common Stock so that the issuance of such stock could adversely affect the market value of the Common Stock. The creation of one or more series of Preferred Stock also may have the effect of delaying, deferring or preventing a change in control of the Company without any action by shareholders.

         15. Limited Public Market. Management believes there has been only limited trading in the Company's Common Stock. There is no assurance that the Common shares will continue to be listed or that any liquidity exists for the Company's shareholders.

         16. No Dividends on Common Stock and None Anticipated. The payment by the Company of cash dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Company has not paid or declared any cash dividends upon its Common Stock since its inception and by reason of its present financial status and its contemplated future financial requirements does not contemplate or anticipate making any cash distributions upon its Common Stock in the foreseeable future.

         17. Future Issuances of Common Stock Pursuant to Non-Statutory Stock Option Plans. The Company has reserved for issuance up to 7,945,000 shares of the Company's Common Stock, to be issued to officers, directors, employees and consultants pursuant to non-statutory stock option plans. The issuance of such shares will have the effect of diluting the percentage ownership of the then existing shareholders.

         18. Future Sales of Common Stock by Management and Others. Future sales of Common Stock by management and others may be made pursuant to and in compliance with the provisions of Rule 144 of the 1933





REOFFER PROSPECTUS                     9

Act. In general, under Rule 144, a person who has satisfied a two-year holding period may, under certain circumstances, sell within any three-month period a number of shares which does not exceed the greater of one percent of the then outstanding shares of Common Stock or the average weekly trading volume in shares during the four calendar weeks immediately prior to such sale. Rule 144 also permits under certain circumstances, the sale of shares without any quantity or other limitation by a person who is not an affiliate of the Company and who has satisfied a three-year holding period. Future sales of such shares made under Rule 144 may have an adverse effect on the then prevailing market price, if any, of the Common Stock and adversely affect the Company's ability to obtain future financing in the capital markets as well as create a potential market overhang.

         19. Business Risks in General. The principal risk associated with an investment in the Company as with an investment in any business, is the possible inability of the Company to generate revenues which are sufficient to pay its operating expenses and debt service, and of the remaining portion, if any, of such revenues, together with proceeds from the sale, if any, of Company operations, to provide an acceptable rate of return to investors. The Company will derive a large portion of its revenues from customer payments. Therefore, investments in the Company, are affected by the state of the economy and business conditions in general. Among the factors which can affect the Company's business are (i) general economic conditions, including recession, inflation, fluctuations in general or local business conditions and unstable or adverse credit markets; (ii) increases in operating expenses, including expenses related to the construction, operation and maintenance of capital systems and programming, as well as the cost of marketing the services of the Company; (iii) changes in governmental regulation affecting the Company, including increased taxation and increased regulation which could increase operating costs and reduce revenues of the Company; (iv) work stoppages or other labor difficulties; and (v) property and casualty losses which insurance does not adequately cover.





REOFFER PROSPECTUS                     10

                            SELLING SECURITY HOLDERS

         The following table sets forth all persons eligible to resell and the amounts of securities available to be resold, if known at the date of this Prospectus, whether or not they have a present intent to do so. Reoffer and resales of the following securities may be made on a continuous or delayed basis in the future. The shares of Common Stock being registered hereunder for reoffer and resale are defined as control securities and have been or will be acquired by the Selling Security Holders, each of whom are deemed to be affiliates of the Company, pursuant to the Registrant's Consulting and Services Compensation Agreement.

                                             Relationship with     Number of Shares     Number of Shares       Percentage of
                 Name and address of         Registrant within    beneficially owned      which may be      Shares beneficially
                 Selling Stockholder          past three years    before the offering  offered for resale   owned after offering
                 -------------------          ----------------    ---------- --------  ----------- ------   ----------- --------


                 Stephen G. McLean                  (1)               33,333 (2)           500,000 (2)              2.2
                 Suite 1000
                 100 Second Ave. South
                 St. Petersburg, FL 33701

                 Paul W. Henry                      (3)               35,000 (4)           153,360 (4)               *
                 Suite 1000
                 100 Second Ave. South
                 St. Petersburg, FL 33701

                 Persons unknown to                 (5)                   (5)             1,163,390 (5)             (5)
                 Registrant

--------------------------

*  Indicates less than 1%.

(1) Mr. McLean is Chief Executive Officer and a Director and has been affiliated with the Registrant since September 26, 1996. Mr. McLean joined the Registrant's subsidiary, Visitors Services, Inc., in early 1996 as Chief Executive Officer. Previously, he was Corporate Vice President-Worldwide Marketing for Indigo NV, an innovative, high-technology printing and marketing communications company. At Indigo, Mr. McLean was responsible for the domestic and foreign marketing strategy of one of the fastest growing publicly traded companies in the United States. Mr. McLean was also instrumental in formulating the successful launch strategy for the E-Print 1000, the world's first digital offset printing press. Prior to joining Indigo, Mr. McLean held various executive positions at Scitex America Corporation, including Vice President-Strategic Planning, Vice President-Marketing and Vice President-National Division. Under Mr. McLean's direction, Scitex's National Division grew from start-up to $80 million in revenues in two years through developing previously unpenetrated markets in the printing and publishing industry. Mr. McLean holds B.S. and J.D. degrees from Suffolk University in Boston as well as an MBA from Northeastern University.

(2) Mr. McLean individually owns 33,333 shares of the Registrant's common stock. Mr. McLean was granted 500,000 options to purchase the Registrant's common stock under the Registrant's subsidiary, Visitors Services, Inc., Employee Benefit and Consulting Services Compensation Plan which was adopted and assumed by the Registrant on November 18, 1996. The options expire on January 31, 2000. The shares underlying the 500,000 options are being registered hereunder for possible reoffer and resale, which may be made on a continuing or delayed basis in the future. At the date of this prospectus, Mr. McLean has not exercised any of the 500,000 options. Additionally, on October 4, 1996, Mr. McLean was granted 225,000 options to purchase the Registrant's common stock under the Visitors Services International Corp. Employee Benefit and Consulting Services Compensation Plan. The 225,000 options are exercisable until October 3, 1999. The shares underlying the 225,000 options were registered pursuant to Post Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8 filed with the SEC on February 19, 1997 for possible reoffer and resale, which may be made on a continuing or delayed basis in the future. At the date of this prospectus, Mr. McLean has not exercised any of the 225,000 options.





REOFFER PROSPECTUS                     11

(3) Mr. Henry is Secretary, Treasurer and a Director and has been affiliated with the Registrant since September 26, 1996. Mr. Henry joined the Registrant's subsidiary, Visitors Services, Inc., as a Director on March 1, 1996. Mr. Henry has been Secretary and a Director of Phoenix Information Systems Corp. and Phoenix Systems Group, Inc. since April 1992. During the past ten years, Mr. Henry has been an independent financial consultant. From 1991 to 1992, he was retained by Essex Investment Management Company, an institutional money management firm. From 1988 to 1991, Mr. Henry was retained by the Caithness Corporation, a natural resources development company. From 1988 to 1989 he was an advisor to Veronex Resources, an international oil and gas exploration company. From 1987 to 1989, Mr. Henry served as a consultant to Harvest International of America, Inc.

(4) Mr. Henry individually owns 35,000 shares of the Registrant's common stock. Mr. Henry was granted 153,360 options to purchase the Registrant's common stock under the Registrant's subsidiary, Visitors Services, Inc., Employee Benefit and Consulting Services Compensation Plan which was adopted and assumed by the Registrant on November 18, 1996. The options expire on February 28, 2001. The shares underlying the 153,360 options are being registered hereunder for possible reoffer and resale, which may be made on a continuing or delayed basis in the future. At the date of this prospectus, Mr. Henry has not exercised any of the 153,360 options. Additionally, on October 4, 1996, Mr. Henry was granted 45,000 options to purchase the Registrant's common stock under the Visitors Services International Corp. Employee Benefit and Consulting Services Compensation Plan. The 45,000 options are exercisable until October 3, 1999. The shares underlying the 45,000 options were registered pursuant to Post Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8 filed with the SEC on February 19, 1997 for possible reoffer and resale, which may be made on a continuing or delayed basis in the future. At the date of this prospectus, Mr. Henry has not exercised any of the 45,000 options.

(5) As the names of the Selling Security Holders and the amounts of the Shares to be reoffered become known, the Registrant will supplement this Prospectus with such information.

                              PLAN OF DISTRIBUTION

         All of the shares of Common Stock offered hereby are being sold or will be sold by the Selling Security Holders and may be offered through the selling efforts of brokers or dealers unknown to the Registrant. Each of the Selling Security Holders are deemed affiliates of the Company and are thereby subject to the volume limitations imposed on affiliates and control securities by Rule 144 of the Securities Act of 1933, as amended, and may further be subject to internal restrictions or volume limitations on resale imposed on them by the Board of Directors of the Registrant.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         The law firm of Futro & Associates, P.C. (the "Firm"), has acted as special securities counsel to the Registrant and certain of the Selling Security Holders, and has given its opinion as to the validity of the issuance of the securities being registered hereunder. The Firm, or certain of its employees, was granted stock options under the Visitors Services International Corp. Employee Benefit and Consulting Services Compensation Plan, effective as of October 3, 1996, and, upon exercise received shares of Common Stock of the Registrant in lieu of payment for past legal services. The shares underlying the grant of option issuable thereto were registered with the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 16, 1996 (File No. 333-14271). In addition, the Firm was granted stock options under the Registrant's subsidiary, Visitors Services, Inc., Employee Benefit and Consulting Services Compensation Plan, adopted and assumed by the Registrant on November 18, 1996. The shares underlying such grant of option are being registered herewith. As of the date of this Prospectus, the Firm has not exercised any of those options. The Firm, or certain of its employees, may, in the future, receive shares of Common Stock in lieu of payment for legal services. The Firm, or certain of its employees, would therefor be deemed to have a "substantial interest" in excess of $50,000 in the Registrant as of the date of the opinion through the date of effectiveness of the registration statement within the meaning of Rule 509 of Regulation S-K of the Securities Act of 1933, as amended.





REOFFER PROSPECTUS                     12

NO PERSON IS AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OFFERED BY THIS PROSPECTUS OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.





REOFFER PROSPECTUS                     13

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on February 18, 1997.


                                        VISITORS SERVICES INTERNATIONAL CORP.



                                        By:  /s/ Robert P. Gordon
                                           ---------------------------------
                                           Robert P. Gordon, Chairman, Chief
                                           Financial and Accounting Officer,
                                           Director

                                        Date:  February 18, 1997


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



                                         By:  /s/ Robert P. Gordon
                                            ----------------------------------
                                            Robert P. Gordon, Chairman, Chief
                                            Financial and Accounting Officer,
                                            Director

                                         Date:  February 18, 1997



                                         By:  /s/ Stephen G. McLean
                                            ----------------------------------
                                            Stephen G. McLean, Chief
                                            Executive Officer, Director

                                         Date:  February 18, 1997



                                         By:  /s/ Paul W. Henry
                                            ----------------------------------
                                            Paul W. Henry, Secretary, Treasurer,
                                            Director

                                         Date:  February 18, 1997

                                 EXHIBIT INDEX


   Exhibit No.              Description

       2.1 Agreement and Plan of Reorganization between Dynasty Capital Corporation and Visitors Services, Inc., dated September 26, 1996. (2)

       4.1 The Company's Articles of Incorporation and Bylaws define the rights of holders of the equity securities being registered. (3)

       5.1                  Opinion of Counsel, Futro & Associates, P.C. (1)

       10.2 Visitors Services, Inc. Employee Benefit and Consulting Services Compensation Plan, adopted and assumed by the Registrant on November 18, 1996. (1)

       23.2                 Consent of Counsel, Futro & Associates, P.C. (4)

       23.3 Consent of Schumacher & Associates, Inc., Certified Public Accountants. (1)

       23.4                 Consent of Joseph F. Morgan, Certified Public
                            Accountant. (1)

__________________________

(1)      Filed herewith.
(2) Incorporated by reference to Exhibit 2.1 to the Company's Form 8-K filed on September 30, 1996.
(3) Incorporated by reference to Exhibits 3, 3.1, 3.2 and to the Company's Form 8-K dated and filed on October 15, 1996, and Exhibit 3.3 to Form 8-K dated October 17, 1996 and filed on October 23, 1996.
(4)      Included in Exhibit 5.1 filed herewith.